Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Missfresh Limited of our report dated March 24, 2021 relating to the financial statements, which appears in Missfresh Limited’s Registration Statement on Form F-1 (File No: 333-256903).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

October 18, 2021